UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2006

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2006, Electronics for Imaging, Inc. (“EFI”) issued a press release announcing receipt of a Nasdaq Staff Determination notice issued as a result of EFI’s previously announced review of stock option grants and subsequent delay in filing its Form 10-Q. A copy of the press release disclosing receipt of the notice is filed as Exhibit 99.1 to this report and is incorporated in this Item 3.01 by reference.

Item 8.01. Other Events.

On November 16, 2006, EFI issued a press release announcing developments related to the ongoing review of EFI’s historical stock option practices and subsequent delay in filing its Form 10-Q, including an informal inquiry by the Securities and Exchange Commission (the “SEC”) and notice of a purported compliance deficiency from the trustee under the indenture governing EFI’s 1.50% Convertible Senior Debentures due 2023. A copy of the press release disclosing receipt of the SEC inquiry letter and the trustee notice is filed as Exhibit 99.1 to this report and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 17, 2006	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ JOSEPH CUTTS
	Name:	Joseph Cutts
	Title:	Chief Operating Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 16, 2006.